Rule 424(b)3
File: 333-157450

EXHIBIT A
AMERICAN DEPOSITARY SHARES
(Each American Depositary Share represents
one deposited Share)
THE BANK OF NEW YORK MELLON
AMERICAN DEPOSITARY RECEIPT
FOR PREFERRED SHARES,
WITHOUT PAR VALUE PER SHARE
OF
ITAU UNIBANCO BANCO
MULTIPLO S.A.
(INCORPORATED UNDER THE
LAWS OF THE FEDERATIVE
REPUBLIC OF BRAZIL)
OVERSTAMP: Effective August 31, 2009,
the Companys new name is Itau Unibanco
Holding S.A.
The Bank of New York Mellon as depositary
(hereinafter called the Depositary), hereby
certifies that
_______________________________________
___________________, or registered assigns IS
THE OWNER OF
____________________________________
AMERICAN DEPOSITARY SHARES
representing deposited preferred shares, without
par value (herein called Shares), of Itau
Unibanco Banco Multiplo S.A., a banking
institution incorporated under the laws of the
Federative Republic of Brazil (herein called the
Issuer).  At the date hereof, each American
Depositary Share represents one Share, which is
either deposited or subject to deposit under the
deposit agreement at the principal Sao Paulo,
Brazil, office of Banco Itau S.A., (herein called
the Custodian).  The Depositarys Corporate
Trust Office is located at a different address
than its principal executive office.  Its Corporate
Trust Office is located at 101 Barclay Street,
New York, N.Y. 10286, and its principal
executive office is located at One Wall Street,
New York, N.Y. 10286.
THE DEPOSITARYS CORPORATE TRUST
OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK, N.Y.
10286


	1.	THE DEPOSIT AGREEMENT.
      This American Depositary Receipt is
one of an issue (herein called Receipts), all
issued and to be issued upon the terms and
conditions set forth in the Amended and
Restated Deposit Agreement dated as of March
30, 2009 to be effective as of April 3, 2009
(herein called the Deposit Agreement) among
the Issuer, the Depositary, and all Owners and
Beneficial Owners from time to time of
American Depositary Shares issued thereunder,
each of whom by accepting a Receipt agrees to
become a party thereto and become bound by all
the terms and conditions thereof.  The Deposit
Agreement sets forth the rights of Owners and
Beneficial Owners of the Receipts and the rights
and duties of the Depositary in respect of the
Shares deposited thereunder and any and all
other securities, property and cash from time to
time received in respect of such Shares and held
thereunder (such Shares, securities, property,
and cash are herein called Deposited Securities).
Copies of the Deposit Agreement are on file at
the Depositarys Corporate Trust Office in New
York City and at the office of the Custodian.
      The statements made on the face and
reverse of this Receipt are summaries of certain
provisions of the Deposit Agreement and are
qualified by and subject to the detailed
provisions of the Deposit Agreement, to which
reference is hereby made.  Capitalized terms
defined in the Deposit Agreement and not
defined herein shall have the meanings set forth
in the Deposit Agreement.
	2.	SURRENDER OF RECEIPTS
AND WITHDRAWAL OF SHARES.
      Upon surrender of this Receipt at the
Corporate Trust Office of the Depositary, and
upon payment of the fee of the Depositary
provided in this Receipt, and subject to the
terms and conditions of the Deposit Agreement,
and any provisions of the Deposited Securities
and other applicable laws, the Owner hereof is
entitled to delivery, to him or upon his order, of
the Deposited Securities or evidence of
ownership of and title to such Deposited
Securities at the time represented by the
American Depositary Shares for which this
Receipt is issued.  Delivery of such Deposited
Securities or evidence of ownership of and title
to such Deposited Securities may be made by
the delivery of (a) certificates in the name of the
Owner hereof or as ordered by him or the
delivery of certificates properly endorsed or
accompanied by a proper instrument or
instruments of transfer to such Owner or as
ordered by him and (b) any other securities,
property and cash to which such Owner is then
entitled in respect of this Receipt.  Such delivery
will be made at the option of the Owner hereof,
either at the office of the Custodian or at the
Corporate Trust Office of the Depositary,
provided that the forwarding of certificates for
Shares or other Deposited Securities or such
documents evidencing ownership of and title to
such Deposited Securities for such delivery at
the Corporate Trust Office of the Depositary
shall be at the risk and expense of the Owner
hereof.
	3.	TRANSFERS, SPLIT-UPS,
AND COMBINATIONS OF RECEIPTS.
      The transfer of this Receipt is registrable
on the books of the Depositary at its Corporate
Trust Office by the Owner hereof in person or
by a duly authorized attorney, without
unreasonable delay, upon surrender of this
Receipt properly endorsed for transfer or
accompanied by a proper instrument or
instruments of transfer and funds sufficient to
pay any applicable transfer taxes and the fees
and expenses of the Depositary and upon
compliance with such regulations, if any, as the
Depositary may establish for such purpose.
This Receipt may be split into other such
Receipts, or may be combined with other such
Receipts into one Receipt, evidencing the same
aggregate number of American Depositary
Shares as the Receipt or Receipts surrendered.
As a condition precedent to the execution and
delivery, registration of transfer, split-up,
combination, or surrender of any Receipt or
withdrawal of any Deposited Securities, the
Depositary, the Custodian, or Registrar may
require (a) payment from the depositor of
Shares or the presentor of the Receipt of a sum
sufficient to reimburse it for any tax or other
governmental charge and any stock transfer or
registration fee with respect thereto (including
any such tax or charge or fee with respect to the
Shares being deposited or withdrawn) and
payment of any applicable fees as provided in
the Deposit Agreement or this Receipt, (b) the
production of proof satisfactory to it as to the
identity and genuineness of any signature and
(c) compliance with any regulations the
Depositary may establish consistent with any
laws or regulations applicable to Receipts and
Deposited Securities, the provisions of the
Deposit Agreement or this Receipt, including,
without limitation, paragraph (22) hereof.
      The delivery of Receipts against deposits
of Shares generally or against deposits of
particular Shares may be suspended, or the
transfer of Receipts in particular instances may
be refused, or the registration of transfer of
outstanding Receipts generally may be
suspended, during any period when the transfer
books of the Depositary or the Issuer or the
Foreign Registrar, if applicable, are closed, or if
any such action is deemed necessary or
advisable by the Depositary or the Issuer at any
time or from time to time because of any
requirement of law or of any government or
governmental body or commission, or any
securities exchange on which Receipts or
Deposited Securities are listed, or under any
provision of the Deposit Agreement or this
Receipt, or for any other reason, subject to
paragraph (22) hereof.  Notwithstanding any
other provision of the Deposit Agreement or the
Receipts, the surrender of outstanding Receipts
and withdrawal of Deposited Securities may be
suspended only (as permitted in General
Instruction I.A.(1) to Form F-6) for (i)
temporary delays caused by closing the transfer
books of the Depositary or the Issuer or the
deposit of Shares in connection with voting at a
shareholders meeting, or the payment of
dividends, (ii) the payment of fees, taxes and
similar charges, and (iii) compliance with any
U.S. or foreign laws or governmental
regulations relating to the Receipts or to the
withdrawal of the Deposited Securities. Without
limitation of the foregoing, the Depositary shall
not knowingly accept for deposit under the
Deposit Agreement any Shares required to be
registered under the provisions of the Securities
Act of 1933, unless a registration statement is in
effect as to such Shares or such registration is
not required.  The Depositary will comply with
written instructions of the Issuer (received by
the Depositary reasonably in advance) not to
accept for deposit under the Deposit Agreement
any Shares identified in such instructions at
such times and under such circumstances as
may reasonably be specified in such instructions
in order to facilitate the Issuers compliance with
the securities laws of the United States of
America and other jurisdictions.
       The Issuer may restrict transfers of the
Shares where such transfer might result in
ownership of Shares exceeding limits imposed
by applicable law or the Estatuto of the Issuer.
The Issuer may also restrict, in such manner as
it deems appropriate, transfers of the American
Depositary Shares where such transfer may
result in the total number of Shares represented
by the American Depositary Shares owned by a
single Owner or Beneficial Owner to exceed
any such limits.  The Issuer may, in its sole
discretion, instruct the Depositary to take action
with respect to the ownership interest of any
Owner in excess of the limitation set forth in the
preceding sentence, including but not limited to,
a mandatory sale or disposition on behalf of an
Owner or Beneficial Owner of the Shares
represented by the American Depositary Shares
held by such Owner or Beneficial Owner in
excess of such limitations, if and to the extent
such disposition is permitted by applicable law
and the Estatuto of the Issuer.  Upon receipt of
instructions from the Issuer pursuant to Section
3.05 of the Deposit Agreement, the Depositary
will take action reasonably practicable to
execute such instructions.  The Depositary shall
incur no liability to Owners or Beneficial
Owners for carrying out any instructions
received from the Issuer pursuant to Section
3.05 of the Deposit Agreement.
      4.	LIABILITY OF OWNER FOR
TAXES.
      If any tax or other governmental charge
shall become payable with respect to any
Receipt or any Deposited Securities represented
hereby, such tax or other governmental charge
shall be payable by the Owner or Beneficial
Owner hereof to the Depositary.  The
Depositary may refuse to effect any transfer of
this Receipt or any withdrawal of Deposited
Securities represented by American Depositary
Shares evidenced by such Receipt until such
payment is made, and may withhold any
dividends or other distributions, or may sell for
the account of the Owner or Beneficial Owner
hereof any part or all of the Deposited Securities
represented by the American Depositary Shares
evidenced by this Receipt, and may apply such
dividends or other distributions or the proceeds
of any such sale in payment of such tax or other
governmental charge and the Owner and the
Beneficial Owner hereof shall remain liable for
any deficiency.
	5.	WARRANTIES ON DEPOSIT
OF SHARES.
      Every person depositing Shares under
the Deposit Agreement and under the Deposit
Agreement shall be deemed thereby to represent
and warrant that such Shares and each
certificate therefor are validly issued, fully paid
and nonassessable and not subject to any claim
in respect of pre-emptive rights of the holders of
outstanding Shares and that the person making
such deposit is duly authorized to do so.  Every
such person shall also be deemed to represent
that the deposit of Shares or sale of Receipts
evidencing American Depositary Shares
representing such Shares by that person is not
restricted under the Securities Act of 1933, the
laws of Brazil or any regulations, any
shareholder agreement, or any provisions of the
Deposited Securities.  Such representations and
warranties shall survive the deposit of such
Shares and issuance of Receipts.
	6.	FILING PROOFS,
CERTIFICATES, AND OTHER
INFORMATION.
      Any person presenting Shares for
deposit or any Owner and Beneficial Owner of a
Receipt may be required from time to time to
file with the Depositary or the Custodian such
proof of citizenship or residence, exchange
control approval, proof of the identity of any
person legally or beneficially interested in the
Receipt and the nature of such interest or such
information relating to the registration on the
books of the Issuer or the Foreign Registrar, if
applicable, to execute such certificates and to
make such representations and warranties, as the
Depositary or the Issuer may deem necessary or
proper.  The Depositary may withhold the
delivery or registration of transfer of any
Receipt or the distribution of any dividend or
sale or distribution of rights or of the proceeds
thereof or the delivery of any Deposited
Securities until such proof or other information
is filed or such certificates are executed or such
representations and warranties made.  Upon the
request of the Issuer, the Depositary shall
provide the Issuer (in a timely manner) with
copies of all such certificates and such written
representations and warranties provided to the
Depositary under this paragraph (6) and Section
3.01 of the Deposit Agreement.  The Issuer may
from time to time request Owners or Beneficial
Owners to provide information as to the
capacity in which such Owners or Beneficial
Owners own or owned Receipts and regarding
the identity of any other persons then or
previously interested in such Receipts and the
nature of such interest and various other matters.
Each Owner and Beneficial Owner agrees to
provide any information requested by the Issuer
or the Depositary pursuant to this paragraph.
No Share shall be accepted for deposit unless
accompanied by evidence, if any is required by
the Depositary, that is reasonably satisfactory to
the Depositary or the Custodian that all
conditions to such deposit have been satisfied
by the person depositing such Shares under
Brazilian laws and regulations and any
necessary approval has been granted by any
governmental body in Brazil, if any, which is
then performing the function of the regulation of
currency exchange.
      7.	CHARGES OF DEPOSITARY.
      The Issuer agrees to pay the fees,
reasonable expenses and out-of-pocket charges
of the Depositary and those of any Registrar
only in accordance with agreements in writing
entered into between the Depositary and the
Issuer from time to time.  The Depositary shall
present its statement for such charges and
expenses to the Issuer once every three months.
The charges and expenses of the Custodian are
for the sole account of the Depositary.
      The following charges shall be incurred
by any party depositing or withdrawing Shares
or by any party surrendering Receipts or to
whom Receipts are issued (including, without
limitation, issuance pursuant to a stock dividend
or stock split declared by the Issuer or an
exchange of stock regarding the Receipts or
Deposited Securities or a distribution of
Receipts pursuant to Section 4.03 of the Deposit
Agreement) or by Owners, as applicable:
(1) taxes and other governmental charges,
(2) such registration fees as may from time to
time be in effect for the registration of transfers
of Shares generally on the Share register of the
Issuer or Foreign Registrar and applicable to
transfers of Shares to or from the name of the
Depositary or its nominee or the Custodian or its
nominee on the making of deposits or
withdrawals hereunder, (3) such cable, telex and
facsimile transmission expenses as are expressly
provided in the Deposit Agreement, (4) such
expenses as are incurred by the Depositary in
the conversion of foreign currency pursuant to
Section 4.05 of the Deposit Agreement, (5) a fee
of $5.00 or less per 100 American Depositary
Shares (or portion thereof) plus any additional
fees charged by any governmental authorities or
other institutions such as the CBLC for the
execution and delivery of Receipts pursuant to
Section 2.03, 4.03 or 4.04 of the Deposit
Agreement and the surrender of Receipts
pursuant to Section 2.05 or 6.02 of that
Agreement, (6) a fee of $.02 or less per
American Depositary Share (or portion thereof)
for any cash distribution made pursuant to this
Deposit Agreement, including, but not limited to
Sections 4.01 through 4.04 of the Deposit
Agreement, (7) a fee for the distribution of
securities pursuant to Section 4.02 of the
Deposit Agreement, such fee being in an
amount equal to the fee for the execution and
delivery of American Depositary Shares
referred to above which would have been
charged as a result of the deposit of such
securities (for purposes of this clause 7 treating
all such securities as if they were Shares) but
which securities are instead distributed by the
Depositary to Owners, (8) in addition to any fee
charged under clause 6, a fee of $.02 or less per
American Depositary Share (or portion thereof)
per annum for depositary services, which will be
payable as provided in clause 9 below and (9)
any other charges payable by the Depositary,
any of the Depositarys agents, including the
Custodian, or the agents of the Depositarys
agents in connection with the servicing of
Shares or other Deposited Securities (which
charge shall be assessed against Owners as of
the date or dates set by the Depositary in
accordance with Section 4.06 and shall be
payable at the sole discretion of the Depositary
by billing such Owners for such charge or by
deducting such charge from one or more cash
dividends or other cash distributions).
      The Depositary, subject to paragraph (8)
hereof may own and deal in any class of
securities of the Issuer and its affiliates and in
Receipts.
      8.	PRE-RELEASE OF RECEIPTS.
      Without the prior written consent of the
Issuer, the Depositary shall not permit Pre-
Releases (as defined and described below).
With the prior written consent of the Issuer,
notwithstanding Section 2.03 of the Deposit
Agreement, the Depositary may execute and
deliver Receipts prior to the receipt of Shares
pursuant to Section 2.02 of the Deposit
Agreement (Pre-Release).  The Depositary may,
pursuant to Section 2.05 of the Deposit
Agreement, deliver Shares upon the receipt and
cancellation of Receipts which have been
Pre-Released, whether or not such cancellation
is prior to the termination of such Pre-Release or
the Depositary knows that such Receipt has
been Pre-Released.  The Depositary may receive
Receipts in lieu of Shares  in satisfaction of a
Pre-Release.  Each Pre-Release will be (a)
preceded or accompanied by a written
representation and agreement from the person to
whom Receipts are to  be delivered (the
Pre-Releasee) that the Pre-Releasee, or its
customer, (i) owns the Shares or Receipts to be
remitted, as the case may be, (ii) assigns all
beneficial rights, title and interest in such Shares
or Receipts, as the case may be, to the
Depositary in its capacity as such and for the
benefit of the Owners, and (iii) will not take any
action with respect to such Shares or Receipts,
as the case may be, that is inconsistent with the
transfer of beneficial ownership (including,
without the consent of the Depositary, disposing
of such Shares or Receipts, as the case may be),
other than in satisfaction of such Pre-Release,
(b) at all times fully collateralized with cash,
U.S. government securities or such other
collateral as the Depositary determines, in good
faith, will provide substantially similar liquidity
and security, (c) terminable by the Depositary
on not more than five (5) business days notice,
and (d) subject to such further indemnities and
credit regulations as the Depositary deems
appropriate.  The number of Shares not
deposited but represented by American
Depositary Shares outstanding at any time as a
result of Pre-Releases will not normally exceed
thirty percent (30%) of the Shares deposited
under the Deposit Agreement; provided,
however, that the Depositary reserves the right
to disregard such limit from time to time as it
deems reasonably appropriate, and may, with
the prior written consent of the Issuer, change
such limit for purposes of general application.
The Depositary will also set Dollar limits with
respect to Pre-Release transactions to be entered
into under the Deposit Agreement with any
particular Pre-Releasee on a case-by-case basis
as the Depositary deems appropriate.  For
purposes of enabling the Depositary to fulfill its
obligations to the Owners under the Deposit
Agreement, the collateral referred to in clause
(b) above shall be held by the Depositary as
security for the performance of the
Pre-Releasees obligations to the Depositary in
connection with a Pre-Release transaction,
including the Pre-Releasees obligation to deliver
Shares or Receipts upon termination of a
Pre-Release transaction (and shall not, for the
avoidance of doubt, constitute Deposited
Securities under the Deposit Agreement).
      The Depositary may retain for its own
account any compensation received by it in
connection with the foregoing.
      9.	TITLE TO RECEIPTS.
      It is a condition of this Receipt and every
successive holder and Owner of this Receipt by
accepting or holding the same consents and
agrees, that title to this Receipt when properly
endorsed or accompanied by a proper
instrument or instruments of transfer, is
transferable by delivery with the same effect as
in the case of a negotiable instrument under the
laws of New York State, provided, however,
that the Issuer and the Depositary,
notwithstanding any notice to the contrary, may
treat the person in whose name this Receipt is
registered on the books of the Depositary as the
absolute owner hereof for the purpose of
determining the person entitled to distribution of
dividends or other distributions or to any notice
provided for in the Deposit Agreement or for all
other purposes and neither the Depositary nor
the Issuer shall have any obligation or be subject
to any liability under the Deposit Agreement to
any holder of a Receipt unless such holder is the
Owner thereof.
      10.	VALIDITY OF RECEIPT.
      This Receipt shall not be entitled to any
benefits under the Deposit Agreement or be
valid or obligatory for any purpose, unless this
Receipt shall have been executed by the
Depositary by the manual signature or facsimile
of a duly authorized signatory of the Depositary
and if a Registrar for the Receipts shall have
been appointed, countersigned by the manual
signature or facsimile of a duly authorized
officer of the Registrar.
      11.	REPORTS; INSPECTION OF
TRANSFER BOOKS.
      The Issuer is subject to the periodic
reporting requirements of the Securities
Exchange Act of 1934 and, accordingly, files
certain reports with the Securities and Exchange
Commission.  Such reports will be available for
inspection and copying by Owners and
Beneficial Owners at the public reference
facilities maintained by the Commission located
at 100 F Street, N.E., Washington, D.C. 20549.
      The Depositary will make available for
inspection by owners of Receipts at its
Corporate Trust Office any reports and
communications, including any proxy soliciting
material, received from the Issuer which are
both (a) received by the Depositary or the
Custodian or the Nominee of either as the holder
of the Deposited Securities and (b) made
generally available to the holders of such
Deposited Securities by the Issuer.  The
Depositary will also send to Owners of Receipts
copies of such reports when furnished by the
Issuer pursuant to the Deposit Agreement. Any
such reports and communications, including any
such proxy soliciting material, furnished to the
Depositary by the Issuer shall be furnished in
English.
      The Depositary will keep books for the
registration of Receipts and transfers of Receipts
which at all reasonable times shall be open for
inspection of Receipts provided that such
inspection shall not be for the purpose of
communicating with Owners of Receipts in the
interest of a business or object other than the
business of the Issuer or a matter related to the
Deposit Agreement or the Receipts.
	12.	DIVIDENDS AND
DISTRIBUTIONS.
      Whenever the Depositary or the
Custodian receives any cash dividend or other
cash distribution on any Deposited Securities,
the Depositary or the Custodian, in accordance
with applicable law and subject to the
provisions of Section 4.05 of the Deposit
Agreement, will convert or cause to be
converted as promptly as practicable such
dividend or distribution, if at the time of receipt
thereof any amounts received in a foreign
currency can in the judgment of the Depositary
be converted on a reasonable basis into United
States of America dollars transferable to the
United States of America, and subject to the
Deposit Agreement, will as promptly as
practicable distribute the amount thus received
(net of the fees of the Depositary as provided in
Section 5.09 of the Deposit Agreement) to the
Owners of Receipts entitled thereto, provided,
however, that in the event that the Issuer or the
Depositary or the Custodian is required to
withhold and does withhold from any cash
dividend or other cash distribution in respect of
any Deposited Securities an amount on account
of taxes or other governmental charges, the
amount distributed to the Owners of the
Receipts evidencing American Depositary
Shares representing such Deposited Securities
shall be reduced accordingly.
      Subject to the provisions of Sections
4.11 and 5.09 of the Deposit Agreement,
whenever the Depositary receives any
distribution other than a distribution described
in Sections 4.01, 4.03, or 4.04 of the Deposit
Agreement, the Depositary will, upon
consultation with the Issuer to the extent
practicable, cause the securities or property
received by it or the Custodian to be distributed
to the Owners of Receipts entitled thereto, in
any manner that the Depositary may deem
equitable and practicable for accomplishing
such distribution; provided, however, that if in
the opinion of the Depositary such distribution
cannot be made proportionately among the
Owners of Receipts entitled thereto, or if for any
other reason the Depositary deems such
distribution not to be feasible, the Depositary
may obtain opinion(s) of United States and
Brazilian counsel, as applicable, as to an
equitable and practicable method of effecting
such distribution and may rely on such
opinion(s) which method shall include but not
be limited to the sale (at public or private sale)
of the securities or property thus received, or
any part thereof, and the net proceeds of any
such sale (net of the fees of the Depositary as
provided in Section 5.09 of the Deposit
Agreement) shall be distributed by the
Depositary to the Owners of Receipts entitled
thereto as in the case of a distribution received
in cash, provided that any unsold balance of
such securities or property may be distributed
by the Depositary to the Owners entitled thereto
in accordance with such equitable and
practicable method as the Depositary shall have
adopted.  The Depositary may withhold any
distribution of securities under this Section 4.02
if it has not received satisfactory assurances
from the Issuer that the distribution does not
require registration under the Securities Act of
1933.  The Depositary may sell, by public or
private sale, an amount of securities or other
property it would otherwise distribute under this
Section 4.02 that is sufficient to pay its fees and
expenses in respect of that distribution.
      If any distribution consists of a dividend
in, or free distribution of, Shares, the Depositary
may, after consultation with the Issuer to the
extent practicable, and shall, if the Issuer shall
so request, distribute to the Owners of
outstanding Receipts entitled thereto, additional
Receipts evidencing an aggregate number of
American Depositary Shares representing the
amount of Shares received as such dividend or
free distribution subject to the terms and
conditions of the Deposit Agreement with
respect to the deposit of Shares and the issuance
of American Depositary Shares evidenced by
Receipts, including the withholding of any tax
or other governmental charge as provided in
Section 4.11 of the Deposit Agreement and the
payment of the fees of the Depositary as
provided in Section 5.09 of the Deposit
Agreement (and the Depositary may sell, by
public or private sale, an amount of the Shares
received that is sufficient to pay its fees and
expenses in respect of that distribution).  The
Depositary may withhold any such distribution
of Receipts if it has not received satisfactory
assurances from the Issuer that such distribution
does not require registration under the Securities
Act of 1933.  In lieu of delivering Receipts for
fractional American Depositary Shares in any
such case, the Depositary will sell the amount of
Shares represented by the aggregate of such
fractions and distribute the net proceeds, all in
the manner and subject to the conditions set
forth in the Deposit Agreement.  If additional
Receipts are not so distributed, each American
Depositary Share shall thenceforth also
represent the additional Shares distributed upon
the Deposited Securities represented thereby.  In
the event that the Depositary determines that
any distribution (including Shares and rights to
subscribe therefor) is subject to any taxes or
other governmental charges which the
Depositary is obligated to withhold, or, if after
the Issuer, in the fulfillment of its obligation
under Section 5.07 of the Deposit Agreement,
has furnished an opinion of counsel determining
that Shares must be registered under the
Securities Act or other laws in order to be
distributed to Owners, the Depositary may, after
consultation with the Issuer to the extent
practicable, dispose of all or a portion of such
property (including Shares and rights to
subscribe therefor) in such amounts and in such
manner, including by public or private sale, as
the Depositary deems necessary and practicable
to pay any such taxes or charges, or effect the
distribution of Restricted Securities, and the
Depositary shall distribute the net proceeds of
any such sale after deduction of such taxes or
charges to Owners entitled thereto in proportion
to the number of American Depositary Shares
held by them respectively and the Depositary
shall distribute any unsold balance of such
property in accordance with the provisions of
the Deposit Agreement.
      In the event that the Depositary
determines that any distribution in property
(including Shares and rights to subscribe
therefor) is subject to any tax or other
governmental charge which the Depositary is
obligated to withhold, the Depositary may by
public or private sale dispose of all or a portion
of such property (including Shares and rights to
subscribe therefor) in such amounts and in such
manner as the Depositary deems necessary and
practicable to pay any such taxes or charges,
and the Depositary shall distribute the net
proceeds of any such sale after deduction of
such taxes or charges to the Owners of Receipts
entitled thereto and the Depositary shall
distribute any unsold balance of such property
in accordance with the provisions of the Deposit
Agreement.  The Issuer or its agent shall remit
to appropriate governmental authorities and
agencies in Brazil all amounts, if any, withheld
and owing to such authorities and agencies by
the Issuer.  The Depositary or its agent shall
remit to appropriate governmental authorities
and agencies in the United States of America all
amounts, if any, withheld and owing to such
authorities and agencies by the Depositary.
      The Depositary shall forward to the
Issuer or its agent such information from its
records as the Issuer may reasonably request to
enable the Issuer or its agent to file necessary
reports with governmental agencies.  The
Depositary shall use reasonable efforts to make
and maintain arrangements enabling Owners
who are citizens or residents of the United
States of America to receive the benefit of a
reduced rate of withholding and any tax refunds
credits or other benefits (pursuant to treaty or
otherwise) relating to dividend payments on the
American Depositary Shares.
      13.	RIGHTS.
       In the event that the Issuer shall offer or
cause to be offered to the holders of any
Deposited Securities any rights to subscribe for
additional Shares or any rights of any other
nature, the Depositary may, after consultation
with the Issuer, and if requested in writing by
the Issuer, shall take action as follows, subject
to the terms of this Deposit Agreement: (a) if at
the time of the offering of any rights, the
Depositary determines in its reasonable
discretion, after obtaining opinion(s) of United
States and Brazilian counsel, as applicable,
reasonably satisfactory to the Depositary, that it
is lawful and feasible to make such rights
available to all Owners, or certain Owners but
not to others, by means of warrants or
otherwise, the Depositary may distribute
warrants or other instruments therefor in such
form as it may determine, to the registered
Owners entitled thereto, in proportion to the
number of American Depositary Shares
representing such Deposited Securities held by
them respectively, or employ such other method
as it may deem feasible after obtaining
opinion(s) of United States and Brazilian
counsel, as applicable, reasonably satisfactory to
the Depositary in order to facilitate the exercise,
sale or transfer of rights by such Holders; or (b)
if at the time of the offering of any rights, the
Depositary determines in its reasonable
discretion, after obtaining opinion(s) of United
States and Brazilian counsel, as applicable,
reasonably satisfactory to the Depositary, that it
is not lawful or not feasible to make such rights
available to all Owners or certain Owners by
means of warrants or otherwise, or if the rights
represented by such warrants or such other
instruments are not exercised and appear to be
about to lapse, the Depositary, in its reasonable
discretion may sell such rights or such warrants
or other instruments at public or private sale, at
such place or places and upon such terms as it
may deem proper, and allocate the proceeds of
such sales (net of the fees of the Depositary as
provided in Section 5.09 of the Deposit
Agreement and all taxes and governmental
charges payable in connection with such rights)
for the account of the registered Owners
otherwise entitled to such rights, warrants or
other instruments upon an averaged or other
practicable basis without regard to any
distinctions among such Owners because of
exchange restrictions or the date of delivery of
any Receipt or Receipts, or otherwise, and
distribute such net proceeds so allocated to the
extent practicable as in the case of a distribution
of cash pursuant to Section 4.01 of the Deposit
Agreement.
       Neither the Depositary nor the Issuer
shall be responsible for any failure to determine
that it may be lawful or feasible to make such
rights available to Owners in general or any
Owners or Owners in particular.
       If the Depositary does not receive such
written request from the Issuer, the Depositary
shall, after consultation with the Issuer, and
after obtaining opinion(s) of United States and
Brazilian counsel, as applicable, reasonably
satisfactory to the Depositary, have discretion as
to the procedure to be followed (i) in making
such rights available to the Owners, or (ii) in
disposing of such rights on behalf of such
Owners and distributing the net proceeds
available in dollars to such Owners as in the
case of a distribution of cash pursuant to Section
4.01 hereof, or (iii) in allowing such rights to
lapse in the event such rights may not be made
available to Owners or be disposed of and the
net proceeds thereof made available to Owners.
      Notwithstanding anything to the contrary
in Section 4.04 of the Deposit Agreement, if an
Owner of Receipts requests the distribution of
warrants or other instruments in order to
exercise the rights allocable to the American
Depositary Shares of such Owner under the
Deposit Agreement, the Depositary will make
such rights available to such Owner upon
written notice from the Issuer to the Depositary
that (a) the Issuer has elected in its sole
discretion to permit such rights to be exercised
and (b) such Owner has executed such
documents as the Issuer has determined in its
sole discretion are required under applicable
law.  Upon instruction pursuant to such warrants
or other instruments to the Depositary from such
Owner to exercise such rights, upon payment by
such Owner to the Depositary for the account of
such Owner of an amount equal to the purchase
price of the Shares to be received upon the
exercise of the rights, and upon payment of the
fees of the Depositary as set forth in such
warrants or other instruments, the Depositary
shall, on behalf of such Owner, exercise the
rights and purchase the Shares, and the Issuer
shall cause the Shares so purchased to be
delivered to the Depositary on behalf of such
Owner.  As agent for such Owner, the
Depositary will cause the Shares so purchased
to be deposited pursuant to Section 2.02 of the
Deposit Agreement, and shall, pursuant to
Section 2.03 of the Deposit Agreement, execute
and deliver to such Owner Restricted Receipts.
All such Restricted Receipts shall be assigned a
separate CUSIP number and all Shares
represented of such Restricted Receipts shall be
held in a segregated account and will not be
commingled with other Deposited Securities
(whether restricted or unrestricted).
       Notwithstanding anything to the
contrary in Section 4.04 of the Deposit
Agreement, if registration (under the Securities
Act of 1933 or any other applicable law) of the
rights or the securities to which any rights relate
may be required in order for the Issuer to offer
such rights or such securities to Owners and to
sell the securities represented by such rights, the
Depositary will not offer such rights to the
Owners (i) unless and until a registration
statement under the Securities Act of 1933 or
other applicable law covering such offering is in
effect, or (ii) unless the Issuer furnishes the
Depositary opinion(s) of counsel for the Issuer
in the United States and counsel to the Issuer in
any other applicable country in which rights
would be distributed, satisfactory to the
Depositary or other evidence satisfactory to the
Depositary to the effect that the offering and
sale of such securities to the Owners of such
Receipts are exempt from or do not require
registration under the provisions of the
Securities Act of 1933 or any other applicable
laws.  The Issuer shall have no obligation to
register such rights or the securities represented
by such rights under the Securities Act of 1933
or any other applicable law.  Although Brazilian
law contemplates the issuance of preemptive
rights in negotiable form, a liquid market for
preemptive rights may not exist, and this may
adversely affect (1) the ability of the Depositary
to dispose of such rights or (2) the amount the
Depositary would realize upon disposal of such
rights.
       References in this Section 13 to Owners
are to Owners as of the record date fixed
pursuant to Section 4.06 of the Deposit
Agreement.
      14.	CONVERSION OF FOREIGN
CURRENCY.
      Whenever the Depositary or the
Custodian shall receive Foreign Currency, by
way of dividends or other distributions or the
net proceeds from the sale of securities, property
or rights in respect of such Receipts, and if at
the time of the receipt thereof the Foreign
Currency so received can, pursuant to applicable
law, be converted into Dollars, the Depositary
shall convert or cause to be converted, by sale or
in any other manner that it may determine in
accordance with applicable law, such Foreign
Currency into Dollars.  If at the time of
conversion of such Foreign Currency into
Dollars can, pursuant to applicable law, be
transferred outside of Brazil for distribution to
the owners entitled thereto, such Dollars shall be
distributed as promptly as practicable to the
Owners entitled thereto or, if the Depositary
shall have distributed any rights, warrants or
other instruments which entitle the holders
thereof to such Dollars, then to the holders of
such rights, warrants and/or instruments upon
surrender thereof for cancellation.  Such
distribution or conversion may be made upon an
averaged or other practicable basis without
regard to any distinctions among Owners on
account of exchange restrictions, the date of
delivery of any Receipt or otherwise and shall
be net of any expenses of conversion into
Dollars incurred by the Depositary as provided
in Section 5.09 of the Deposit Agreement.
      If conversion of Foreign Currency into
Dollars or distribution of Dollars or non-
convertible Foreign Currency can be effected
only with the approval or license of any
government or agency thereof, the Depositary
shall file such application for approval or
license, if any, as it may deem desirable;
however, the Depositary shall be entitled to rely
upon Brazilian local counsel in such matters,
which counsel shall be instructed to act as
promptly as possible.
      If at any time any Foreign Currency
received by the Depositary or the Custodian is
not, pursuant to applicable law, convertible on a
reasonable basis into Dollars transferable to the
United States of America, or if any approval or
license of any government or agency thereof
which is required for such conversion is denied
or in the opinion of the Depositary is not
obtainable, or if any such approval or license is
not obtained within a reasonable period as
determined by the Depositary, the Depositary
may distribute the Foreign Currency (or an
appropriate document evidencing the right to
receive such Foreign Currency) received by the
Depositary to, or in its discretion may hold such
Foreign Currency uninvested and without
liability for interest thereon for the respective
accounts of, the Owners entitled to receive the
same.
      If any such conversion of Foreign
Currency, in whole or in part, cannot be effected
for distribution to some of the Owners entitled
thereto, the Depositary may in its discretion
make such conversion and distribution in
Dollars to the extent permissible to the Owners
entitled thereto and may distribute the balance
of the Foreign Currency received by the
Depositary to, or hold such balance uninvested
and without liability for interest thereon for the
respective accounts of, the Owners entitled
thereto until such time when the conversion of
Foreign Currency can be effected for
distribution.
      15.	FIXING OF RECORD DATES.
      Whenever any cash dividend or other
cash distribution shall become payable or any
distribution other than cash shall be made, or
whenever rights shall be issued with respect to
the Deposited Securities, or whenever for any
reason the Depositary causes a change in the
number of Shares that are represented by each
American Depositary Share, or whenever the
Depositary shall receive notice of any meeting
of holders of Shares or other Deposited
Securities, the Depositary shall fix a record date,
which date shall be as close as practicable to the
record date applicable to the Deposited
Securities, (a) for the determination of the
Owners of Receipts who shall be (i) entitled to
receive such dividend, distribution or rights or
the net proceeds of the sale thereof, (ii) entitled
to give instructions for the exercise of voting
rights at any such meeting, or (iii) who shall be
responsible for any fee assessed by the
Depositary pursuant to the Deposit Agreement,
or (b) on or after which each American
Depositary Share will represent the changed
number of Shares, subject to the provisions of
the Deposit Agreement.  The Owners on such
record date shall be entitled as the case may be,
to receive the amount distributable by the
Depositary with respect to such dividend or
other distribution or such rights or the net
proceeds or sale thereof in proportion to the
number of American Depositary Shares held by
them respectively, and to give voting
instructions to exercise the rights of Owners
under the Deposit Agreement with respect to
such changed number of Shares and to act in
respect of any other such matter.
      16.	VOTING OF DEPOSITED
SECURITIES.
      As of the date of the Deposit Agreement,
the Shares do not give the holders thereof any
voting rights.  If in the future, the terms of the
Shares should be revised or amended to provide
for voting rights, or should such Shares obtain
voting rights on account of the occurrence of
any event or change, then, upon receipt of notice
of any meeting of holders of Shares or other
Deposited Securities, if requested in writing by
the Issuer, the Depositary shall, as soon as
practicable thereafter, mail to the Owners a
notice, the form of which notice shall be subject
to the reasonable discretion of the Depositary,
which shall contain (a) such information as is
contained in such notice of meeting received by
the Depositary from the Issuer, (b) a statement
that the Owners as of the close of business on a
specified record date will be entitled, subject to
any applicable provision of Brazilian law and of
the Estatuto of the Issuer and the provisions of
the Deposited Securities, to instruct the
Depositary as to the exercise of the voting
rights, if any, pertaining to the amount of Shares
or other Deposited Securities represented by
their respective American Depositary Shares
and (c) a statement as to the manner in which
such instructions may be given, including an
express indication that, if the Depositary does
not receive instructions, it may deem
instructions to have been given under the
penultimate sentence of this paragraph to give a
discretionary proxy to a person designated by
the Issuer.  Upon the written request of an
Owner of a Receipt on that record date, received
on or before the date established by the
Depositary for the purpose, the Depositary shall
endeavor, in so far as practicable practicable and
permitted under applicable laws and the
provisions of the Estatuto of the Issuer and the
provisions of the Deposited Securities, to vote
or cause to be voted the amount of Shares or
other Deposited Securities represented by the
American Depositary Shares evidenced by that
Receipt in accordance with the instructions set
forth in that request.  The Depositary shall not
vote or attempt to exercise the right to vote that
attaches to Deposited Securities other than in
accordance with instructions received from
Owners or deemed received under the following
sentence.  If (i) the Issuer made a request to the
Depositary as contemplated by the second
sentence of  Section 4.07 of the Deposit
Agreement and complied with the second
paragraph of that Section 4.07 and (ii) no
instructions are received by the Depositary from
an Owner with respect to an amount of
Deposited Securities represented by the
American Depositary Shares evidenced by that
Owners Receipts on or before the date
established by the Depositary for that purpose,
the Depositary shall deem that Owner to have
instructed the Depositary to give, and the
Depositary shall give, a discretionary proxy to a
person designated by the Issuer with respect to
that amount of Deposited Securities, except that
such instruction shall not be deemed to have
been given and the Depositary shall not give a
discretionary proxy with respect to any matter
as to which the Issuer informs the Depositary
(and the Issuer agrees to provide that
information as promptly as practicable in
writing, if applicable) that (x) the Issuer does
not wish to receive a discretionary proxy, (y)
substantial opposition exists or (z) the matter
materially and adversely affects the rights of
holders of Shares.  The Depositary shall not, and
the Depositary shall ensure that the Custodian or
any of its nominees shall not, exercise any
voting discretion over any Deposited Securities.
      If the Issuer will request the Depositary
to act under the preceding paragraph, the Issuer
shall give the Depositary notice of any such
meeting or solicitation and details concerning
the matters to be voted upon not less than the
minimum number of days required by Brazilian
law (including the regulations of the CVM) or
the rules of the Brazilian Stock Exchange prior
to the meeting date or date for giving such
proxies or consents.
      17.	CHANGES AFFECTING
DEPOSITED SECURITIES.
      In circumstances where the provisions of
Section 4.03 of the Deposit Agreement do not
apply, upon any change in par value, split-up,
consolidation, or any other reclassification of
Deposited Securities, or upon any
recapitalization, reorganization, merger or
consolidation, or sale of assets affecting the
Issuer or to which it is a party, any securities
which shall be received by the Depositary or the
Custodian in exchange for or in conversion of or
in respect of Deposited Securities shall be
treated as new Deposited Securities under the
Deposit Agreement, and American Depositary
Shares shall thenceforth represent, to the extent
permitted by law new Deposited Securities so
received in exchange or conversion, unless
additional Receipts are delivered pursuant to the
following sentence.  In any such case the
Depositary may, and shall, if the Issuer shall
reasonably request, execute and deliver
additional Receipts as in the case of a dividend
in Shares, or call for the surrender of
outstanding Receipts to be exchanged for new
Receipts specifically describing such new
Deposited Securities.
      18.	LIABILITY OF THE ISSUER
AND DEPOSITARY.
      Neither the Depositary nor the Issuer nor
any of their directors, employees, agents,
affiliates or controlling persons shall incur any
liability to any Owner or Beneficial Owner of
any Receipt, if by reason of any provision of
any present or future law or regulation of the
United States of America, Brazil, or any other
country, or of any other governmental or
regulatory authority or stock exchange, or by
reason of any provision, present or future, of the
Estatuto of the Issuer or by reason of any
provision of any securities issued or distributed
by the Issuer, or any offering or distribution
thereof, or by reason of any act of God or war or
terrorism or other circumstances beyond its
control, the Depositary or the Issuer or any of
their directors, employees, agents, affiliates or
controlling persons shall be prevented, delayed
or forbidden from or be subject to any civil or
criminal penalty on account of doing or
performing any act or thing which by the terms
of the Deposit Agreement it is provided shall be
done or performed; nor shall the Depositary or
the Issuer or any of their respective directors,
employees, agents, affiliates or controlling
persons incur any liability to any Owner or
Holder of any Receipt (i) by reason of any
nonperformance or delay, caused as aforesaid,
in the performance of any act or thing which by
the terms of this Deposit Agreement it is
provided shall or may be done or performed, (ii)
by reason of any exercise of, or failure to
exercise, any discretion provided for in this
Deposit Agreement, (iii) for the inability of any
Owner or holder to benefit from any
distribution, offering, right or other benefit
which is made available to holders of Deposited
Securities but is not, under the terms of this
Deposit Agreement, made available to Owners
or holders, or (iv) for any special, consequential
or punitive damages for any breach of the terms
of the Deposit Agreement.  Where, by the terms
of a distribution pursuant to Sections 4.01, 4.02,
or 4.03 of the Deposit Agreement, or an offering
or distribution pursuant to Section 4.04 of the
Deposit Agreement, because of applicable law
or for any other reason such distribution or
offering may not be made available to Owners
of Receipts, and the Depositary may not dispose
of such distribution or offering on behalf of such
Owners and make the net proceeds available to
such Owners, then the Depositary shall not
make such distribution or offering, and shall
allow any rights, if applicable, to lapse.  Neither
the Issuer nor the Depositary assumes any
obligation or shall be subject to any liability
under the Deposit Agreement or this Receipt to
Owners or holders of Receipts; except that they
agree to perform their obligations specifically
set forth in the Deposit Agreement without
negligence or bad faith.  The Depositary shall
not be subject to any liability with respect to the
validity or worth of the Deposited Securities.
The Depositary and the Issuer undertake to
perform such duties and only such duties as are
specifically set forth in the Deposit Agreement,
and no implied covenants or obligations shall be
read into the Deposit Agreement against the
Depositary or the Issuer or their respective
agents.  Without limitation of the preceding,
neither the Depositary nor the Issuer nor any of
their respective directors, employees, agents,
affiliates or controlling persons shall be under
any obligation to appear in, prosecute or defend
any action, suit, or other proceeding in respect
of any Deposited Securities or in respect of the
Receipts, which in its opinion may involve it in
expense or liability, unless indemnity
satisfactory to it against all expense and liability
shall be furnished as often as may be required,
and the Custodian shall not be under any
obligation whatsoever with respect to such
proceedings, the responsibility of the Custodian
being solely to the Depositary.  Neither the
Depositary nor the Issuer nor any of their
respective controlling persons or agents shall be
liable for any action or nonaction by it or them
in reliance upon the advice of or information
from legal counsel, accountants, any person
presenting Shares for deposit, any Owner or
Beneficial Owner of a Receipt, or any other
person believed by it in good faith to be
competent to give such advice or information
including, but not limited to, any such action or
nonaction based upon any written notice,
request, direction or other document believed by
it to be genuine and to have been signed or
presented by the proper party or parties.  The
Depositary shall not be responsible for any
failure to carry out any instructions to vote any
of the Deposited Securities, or for the manner in
which any such vote is cast or the effect of any
such vote, provided that any such action or
nonaction is in good faith.  The Depositary shall
not be liable for any acts or omissions made by
a successor depositary whether in connection
with a previous act or omission of the
Depositary or in connection with a matter
arising wholly after the removal or resignation
of the Depositary, provided that in connection
with the issue out of which such potential
liability arises, the Depositary performed its
obligations without negligence or bad faith
while it acted as Depositary.  The Depositary
and the Issuer may rely on and shall be
protected in acting upon any written notice,
request, direction or other documents believed
by them to be genuine and to have been signed
by the proper party or parties.
      19.	RESIGNATION AND
REMOVAL OF THE DEPOSITARY;
APPOINTMENT OF SUCCESSOR
CUSTODIAN.
      The Depositary may at any time resign
as Depositary under the Deposit Agreement
upon 60 days written notice of its election so to
do (or a lesser amount of notice if satisfactory to
the Issuer) delivered to the Issuer and to be
effective upon the appointment of a successor
depositary satisfactory to the Issuer and its
acceptance of such appointment as hereinafter
provided, which appointment shall be on terms
satisfactory to the Issuer in its sole discretion.
The Depositary may at any time be removed by
the Issuer upon 60 days written notice of such
removal effective upon the  appointment of a
successor depositary satisfactory to the Issuer
and its acceptance of such appointment as
hereinafter provided, which appointment shall
be on terms satisfactory to the Issuer in its sole
discretion.  In case at any time the Depositary
shall resign or be removed, the Issuer shall use
its best efforts to appoint a successor depositary,
which shall be a bank or trust company having
an office in the Borough of Manhattan, The City
of New York.  Every successor depositary shall
execute and deliver to its predecessor and to the
Issuer an instrument in writing accepting its
appointment under the Deposit Agreement, and
thereupon such successor depositary, without
any further act or deed, shall become fully
vested with all the rights, powers, duties and
obligations of its predecessor; but such
predecessor, nevertheless, upon payment of all
sums due it and on the written request of the
Issuer, shall execute and deliver an instrument
transferring to such successor all rights and
powers of such predecessor under the Deposit
Agreement, shall duly assign, transfer and
deliver all right, title and interest in the
Deposited Securities to such successor, and
shall deliver to such successor a list of the
Owners of all outstanding Receipts.  Any such
successor depositary shall promptly mail notice
of its appointment to the Owners.  Whenever the
Depositary in its discretion determines that it is
in the best interest of the Owners of Receipts to
do so, it may, after consultation with the Issuer,
appoint a substitute custodian.
      20.	AMENDMENT.
      The form of the Receipts and any
provisions of the Deposit Agreement may at any
time and from time to time be amended  without
the consent of the Owners or Beneficial Owners
by written agreement between the Issuer and the
Depositary in any respect which they may deem
necessary or desirable.  Any amendment which
shall impose or increase any fees or charges
(other than taxes and other governmental
charges, registration fees, cable, telex or
facsimile transmission costs, delivery costs or
other such expenses), or which shall otherwise
prejudice any substantial existing right of
Owners or Beneficial Owners of Receipts, shall,
however, not become effective as to outstanding
Receipts until the expiration of 30 days after
notice of such amendment shall have been given
to the Owners of outstanding Receipts.  Every
Owner and Beneficial Owner of a Receipt at the
time any amendment so becomes effective shall
be deemed, by continuing to hold such Receipt,
to consent and agree to such amendment and to
be bound by the Deposit Agreement as amended
thereby.  In no event shall any amendment
impair the right of the Owner of any Receipt to
surrender such Receipt and receive therefor the
Deposited Securities represented thereby except
in order to comply with mandatory provisions of
applicable law.  Notwithstanding the foregoing,
if any governmental body should adopt new
laws, rules or regulations (or if any laws, rules
or regulations become applicable to the Issuer)
which would require amendment or supplement
of the Deposit Agreement to ensure compliance
therewith, the Issuer and the Depositary may
amend or supplement the Deposit Agreement
and the Receipt at any time in accordance with
such changed laws, rules or regulations.  Such
amendment or supplement to the Deposit
Agreement in such circumstances may become
effective before a notice of such amendment or
supplement is given to Owners or within any
other period of time as required for compliance
with such laws, rules or regulations.
      21.	TERMINATION OF DEPOSIT
AGREEMENT.
      The Depositary shall at any time at the
direction of the Issuer terminate the Deposit
Agreement by mailing notice of such
termination to the Owners of all Receipts then
outstanding at least 30 days prior to the date
fixed in such notice for such termination.  In
addition, if at any time 60 days shall have
expired after the Depositary shall have delivered
to the Issuer a written notice of its election to
resign and a successor depositary shall not have
been appointed and accepted its appointment as
provided in Section 5.04 of the Deposit
Agreement, the Depositary may likewise
terminate the Deposit Agreement by mailing
notice of such termination to the Issuer and the
Owners of all Receipts then outstanding.  On
and after the date of termination, the Owner of a
Receipt will, upon (a) surrender of such Receipt
at the Corporate Trust Office of the Depositary,
(b) payment of the fee of the Depositary for the
surrender of Receipts referred to in Section 2.05
of the Deposit Agreement, and (c) payment of
any applicable taxes or governmental charges,
be entitled to delivery, to him or upon his order,
of the amount of Deposited Securities
represented by the American Depositary Shares
evidenced by such Receipt.  If any Receipts
shall remain outstanding after the date of
termination, the Depositary thereafter shall
discontinue the registration of transfers of
Receipts, shall suspend the distribution of
dividends to the Owners thereof, and shall not
give any further notices or perform any further
acts under the Deposit Agreement, except that
the Depositary shall continue to collect
dividends and other distributions pertaining to
Deposited Securities, shall sell property and
rights as provided in the Deposit Agreement,
and shall continue to deliver Deposited
Securities, together with any dividends or other
distributions received with respect thereto and
the net proceeds of the sale of any rights or
other property, in exchange for Receipts
surrendered to the Depositary (after deducting,
in each case, the fee of the Depositary for the
surrender of a Receipt, any expenses for the
account of the Owner of such Receipt in
accordance with the terms and conditions of the
Deposit Agreement, and any applicable taxes or
governmental charges).  At any time after the
expiration of four months from the date of
termination, the Depositary may sell the
Deposited Securities then held under the
Deposit Agreement and may thereafter hold
uninvested the net proceeds of any such sale,
together with any other cash then held by it
thereunder, unsegregated and without liability
for interest, for the pro rata benefit of the
Owners of Receipts which have not theretofore
been surrendered, such Owners thereupon
becoming general creditors of the Depositary
with respect to such net proceeds.  After making
such sale, the Depositary shall be discharged
from all obligations under the Deposit
Agreement, except to account for such net
proceeds and other cash (after deducting, in
each case, the fee of the Depositary for the
surrender of a Receipt, any expenses for the
account of the Owner of such Receipt in
accordance with the terms and conditions of the
Deposit Agreement, and any applicable taxes or
governmental charges).  Upon the termination
of the Deposit Agreement, the Issuer shall be
discharged from all obligations under the
Deposit Agreement except for its obligations to
the Depositary with respect to indemnification,
charges, and expenses.  The obligations of the
Depositary under Section 5.08 of the Deposit
Agreement shall survive the termination of the
Deposit Agreement.
      22.	COMPLIANCE WITH U.S.
SECURITIES LAWS.
      Notwithstanding any terms of this
Receipt or the Deposit Agreement to the
contrary, the Issuer and the Depositary have
each agreed that it will not exercise any rights it
has under the Deposit Agreement or the Receipt
to permit the withdrawal or delivery of
Deposited Securities in a manner which would
violate the United States of America securities
laws, including, but not limited to Section I A(1)
of the General Instructions to the Form F-6
Registration Statement, as amended from time
to time, under the Securities Act of 1933.
      23.	DISCLOSURE OF INTERESTS.
      The Issuer may from time to time
request Owners of Receipts to provide
information as to the capacity in which such
Owners own or owned Receipts and regarding
the identity of any other persons then or
previously interested in such Receipts and the
nature of such interest and various other matters.
The Depositary agrees to use reasonable efforts
to comply with reasonable written instructions
received from the Issuer requesting that the
Depositary forward any such requests to the
Owner and to forward to the Issuer any such
responses to such requests received by the
Depositary.
      Each of the Depositary and the Issuer
hereby confirms to the other that for as long as
the Deposit Agreement is in effect, it shall
furnish the CVM and the Central Bank, at any
time and within the period that may be
determined, with any information and
documents related to the American Depositary
Share program and the Receipts issued
thereunder. In the event that the Depositary or
the Custodian shall be advised in writing by
reputable independent Brazilian counsel that the
Depositary or the Custodian could be subject to
criminal, or material, as reasonably determined
by the Depositary, civil, liability as a result of
the Issuer having failed to provide such
information or documents reasonably available
only through the Issuer, the Depositary shall
have the right to terminate the Deposit
Agreement, upon at least 30 days prior notice to
the Owners and the Issuer, and the Depositary
shall not be subject to any liability thereunder
on account of such termination or such
determination. In the event that the Issuer shall
be advised in writing by reputable independent
Brazilian counsel that the Issuer could be
subject to criminal, or material, as reasonably
determined by the Issuer, civil, liability as a
result of the Depositary having failed to provide
such information or documents reasonably
available only through the Depositary, the Issuer
shall have the right to instruct the Depositary to
terminate the Deposit Agreement, upon at least
30 days prior notice to the Depositary, and the
Issuer shall not be subject to any liability
thereunder on account of such termination or
such determination.  The effect of any such
termination of the Deposit Agreement shall be
as provided in Section 6.02.
      Notwithstanding any other provision of
the Deposit Agreement, each Owner agrees to
comply with requests from the Issuer pursuant
to Brazilian law, the rules of the Brazilian Stock
Exchange, and any other stock exchange on
which the Shares are, or will be, registered,
traded or listed or the Estatuto of the Issuer,
which are made to provide information, inter
alia, as to the capacity in which such Owner
owns Receipts (and Shares, as the case may be)
and regarding the identity of any other person
interested in such Receipts and the nature of
such interest, and the Depositary agrees to use
its reasonable efforts to comply with written
instructions received from the Issuer requesting
that the Depositary forward any such request
from the Issuer to the Owners and to forward to
the Issuer any such responses to such requests
received by the Depositary, to the extent that
disclosure is permitted by applicable law.
      24.	POWER OF ATTORNEY.
Each Owner and Beneficial Owner, upon
acceptance of a Receipt issued in accordance
with the terms hereof, hereby appoints the
Depositary its agent, with power to delegate, to
act on its behalf and to take any and all steps
and action provided for or contemplated herein
with respect to the Deposited Securities and to
take any and all procedures necessary to comply
with Brazilian law, including, but not limited to,
those set forth in Article IV hereof, and to take
such further steps or actions as the Depositary in
its sole discretion may deem necessary or
appropriate to carry out the purposes of the
Deposit Agreement.
25.	SUBMISSION TO
JURISDICTION; APPOINTMENT OF
AGENT FOR SERVICE OF PROCESS.
      The Issuer hereby (i) irrevocably
designates and appoints, Banco Itau, New York
Branch, 540 Madison Avenue, New York, N.Y.
10022-3731, Attention: General Manager, Mr.
Ricardo Augusto Villela Pacheco, in the State of
New York, as the Issuers authorized agent upon
which process may be served in any suit or
proceeding arising out of or relating to the
Shares or Deposited Securities, the American
Depositary Shares, the Receipts or this
Agreement, (ii) consents and submits to the
jurisdiction of any state or federal court in the
State of New York in which any such suit or
proceeding may be instituted, and (iii) agrees
that service of process upon said authorized
agent shall be deemed in every respect effective
service of process upon the Issuer in any such
suit or proceeding.  The Issuer agrees to deliver,
upon the execution and delivery of the Deposit
Agreement, a written acceptance by such agent
of its appointment as such agent.  The Issuer
further agrees to take any and all action,
including the filing of any and all such
documents and instruments, as may be
necessary to continue such designation and
appointment in full force and effect for so long
as any American Depositary Shares or Receipts
remain outstanding or this Agreement remains
in force.  In the event the Issuer fails to continue
such designation and appointment in full force
and effect, the Issuer hereby waives personal
service of process upon it and consents that any
such service of process may be made by
certified or registered mail, return receipt
requested, directed to the Issuer at its address
last specified for notices hereunder, and service
so made shall be deemed completed five (5)
days after the same shall have been so mailed.
26.	UNCERTIFICATED
AMERICAN DEPOSITARY SHARES;
DIRECT REGISTRATION SYSTEM.
      	Notwithstanding anything to the
contrary in the Deposit Agreement:
      		(a)	American
Depositary Shares may be certificated securities
evidenced by Receipts or uncertificated
securities.  The form of Receipt annexed as
Exhibit A to the Deposit Agreement describes
the terms and conditions of, and will be the
prospectus required under the Securities Act of
1933 for, both certificated and uncertificated
American Depositary Shares.  Except for those
provisions of the Deposit Agreement that by
their nature do not apply to uncertificated
American Depositary Shares, all the provisions
of the Deposit Agreement shall apply, mutatis
mutandis, to uncertificated American
Depositary Shares as well as to certificated
American Depositary Shares, and to Owners
and holders of uncertificated American
Depositary Shares as well as to Owners and
holders of Receipts.
      (b)	(i)	The term deliver, or its
noun form, when used with respect to Receipts,
shall mean (A) book-entry transfer of American
Depositary Shares to an account at The
Depository Trust Company, or its successor
(DTC), designated by the person entitled to such
delivery,  (B) registration of American
Depositary Shares not evidenced by a Receipt
on the books of the Depositary in the name
requested by the person entitled to such delivery
and mailing to that person of a statement
confirming that registration or (C) if requested
by the person entitled to such delivery, delivery
at the Corporate Trust Office of the Depositary
to the person entitled to such delivery of one or
more Receipts evidencing American Depositary
Shares registered in the name requested by that
person.
       	(ii)	The term surrender, when
used with respect to Receipts, shall mean (A)
one or more book-entry transfers of American
Depositary Shares to the DTC account of the
Depositary, (B) delivery to the Depositary at its
Corporate Trust Office of an instruction to
surrender American Depositary Shares not
evidenced by a Receipt  or (C) surrender to the
Depositary at its Corporate Trust Office of one
or more Receipts evidencing American
Depositary Shares.
      (c)	American Depositary Shares not
evidenced by Receipts shall be transferable as
uncertificated registered securities under the
laws of the State of New York.
      (d)	The Depositary shall have a duty
to register a transfer in the case of uncertificated
American Depositary Shares, upon receipt from
the Owner of a proper instruction (including, for
the avoidance of doubt, instructions through
DRS and Profile as provided in subsection (f)
below).  The Depositary, upon surrender of a
Receipt for the purpose of exchanging for
uncertificated American Depositary Shares,
shall cancel that Receipt and send the Owner a
statement confirming that the Owner is the
owner of the same number of uncertificated
American Depositary Shares that the
surrendered Receipt evidenced. The Depositary,
upon receipt of a proper instruction (including,
for the avoidance of doubt, instructions through
DRS and Profile as provided in subsection (f)
below) from the Owner of uncertificated
American Depositary Shares for the purpose of
exchanging for certificated American
Depositary Shares, shall execute and deliver to
the Owner a Receipt evidencing the same
number of certificated American Depositary
Shares.
      (e)	Upon satisfaction of the
conditions for replacement of a Receipt that is
mutilated, lost, destroyed or stolen, the
Depositary shall deliver to the Owner the
American Depositary Shares evidenced by that
Receipt in uncertificated form unless otherwise
requested by the Owner.
      (f)	(i)  The parties acknowledge that
the Direct Registration System (DRS) and
Profile Modification System (Profile) shall apply to uncertificated American Depositary
Shares upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American
Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto.
Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an Owner of American Depositary
Shares, to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Owner to register such transfer.
      	(ii)  In connection with and in
accordance with the arrangements and
procedures relating to DRS/Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an Owner in requesting a registration of transfer and delivery as described in clause (i) above has the actual authority to act on behalf of the Owner (notwithstanding any requirements under the Uniform Commercial Code). For the avoidance of doubt, the provisions of Sections
5.03 and 5.08 of the Deposit Agreement shall apply to the matters arising from the use of the DRS. The parties agree that the Depositarys reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with the Deposit Agreement shall not constitute negligence or bad faith on the part of the Depositary.